                                                                   EXHIBIT 10.38

[PHARMCHEM INC. LETTERHEAD]

June 30, 2003

VIA FEDERAL EXPRESS

Mr. Richard D. Irwin
Irwin Family Limited Partnership
23 Wild Duck Road
Wilton, CT 06897

Re: Repayment of Subordinated Promissory Note

Dear Mr. Irwin:

         PharmChem, Inc. (the "Company") borrowed $375,000.00 (the "Loan") from you pursuant to an Unsecured Subordinated Note and Warrant Purchase Agreement dated September 19, 2001 and as evidenced by that certain Unsecured Subordinated Promissory Note for $375,000.00 dated September 21, 2001 (the "Note"). In connection with the Loan, the Company issued to you a warrant for 37,500 shares of the Company's common stock (the "Original Warrant") at an exercise price of $3.00 per share. The Company has agreed to repay the Loan prior to the original maturity date and you have agreed to accept $187,500.00 (the "Repayment Amount") as payment in full for the original principal amount of the Note, and unpaid interest thereon of $25,312.50.

         Upon receipt of the Repayment Amount, you will mark the Note "paid in full" and promptly return the Note to the Company.

         It is understood that the repayment of the Loan as described above is contingent upon the Company successfully completing the new financing with Silicon Valley Bank

         In connection with the Company's repayment of the Loan, the Company has further agreed to reissue the Original Warrant with a new per share exercise price of $_____, i.e., the average closing price of a share of the Company's common stock for the thirty day period ending June 26, 2003 (the "New Warrant"). As a condition to our issuance of the New Warrant, you will need to return to the Company the Original Warrant in the postage-paid, preaddressed envelope provided herewith for that purpose and, upon our receipt of the Original Warrant, we will issue to you the New Warrant.

Repayment of Subordinated Promissory Note
Irwin Family Limited Partnership
June 30, 2003
Page 2

         BY YOUR SIGNING BELOW AND RETURNING THIS LETTER TO ME, FIRST, BY FAX AT
(817) 605-6402 AND, SECOND, BY OVERNIGHT MAIL USING THE ENCLOSED ENVELOPE, INDICATING YOUR AGREEMENT TO AND APPROVAL OF THE ABOVE, PHARMCHEM WILL THEN OVERNIGHT A CHECK TO YOU IN THE AMOUNT OF $212,812.50.

                                        Sincerely,

                                        PharmChem, Inc.

                                        /s/ David A. Lattanzio
                                        ---------------------------
                                        David A. Lattanzio
                                        Vice President,
                                        Chief Financial Officer and
                                        Secretary

AGREED AND APPROVED:

________________________________
Irwin Family Limited Partnership

By: /s/ Richard D. Irwin
    -----------------------------------
Name: Richard D. Irwin
Title: General Partner
Dated: June 26, 2003